Exhibit 99.1

               Waste Connections Reports Second Quarter
                   2003 Earnings of $0.55 Per Share


    FOLSOM, Calif.--(BUSINESS WIRE)--July 22, 2003--Waste Connections, Inc. (NYSE: WCN) today announced second quarter earnings of $0.55 per share on a diluted basis on 32.8 million shares, an increase of 12.2% over diluted earnings per share of $0.49 in the second quarter of 2002. Revenue for the second quarter of 2003 was $138.9 million, an 8.4% increase over revenue of $128.1 million in the second quarter of 2002. Operating income for the second quarter of 2003 was $37.0 million, a 10.9% increase over operating income of $33.4 million in the second quarter of 2002.
    For the six months ended June 30, 2003, revenue was $267.3 million, a 14.3% increase over revenue of $233.8 million in the year ago period. Operating income for the six months ended June 30, 2003 was $70.2 million, a 12.5% increase over operating income of $62.4 million for the same period in 2002. Income before a gain resulting from the cumulative effect of adopting SFAS No. 143 for the six months ended June 30, 2003 was $31.1 million, a 17.1% increase over net income of $26.5 million for the same period in 2002. Diluted earnings per share before the gain on accounting change for the six months ended June 30, 2003 was $1.04, an increase of 14.3% over diluted earnings per share of $0.91 in the year ago period.
    Ronald J. Mittelstaedt, Chairman and Chief Executive Officer, said, "We are proud of our second quarter of 2003 results given the lack of improvement in economic conditions, continuing weakness in special waste and temporary roll-off volumes, little contribution from acquisitions closed in the quarter and tough comparisons with the second quarter of 2002. We believe our operating income before depreciation and amortization and free cash flow margins remain the highest in the industry, with operating income before depreciation and amortization at 34.8% of revenue and free cash flow at 12.0% of revenue for the quarter. Regarding the three previously announced signed transactions, the acquisition in Oregon closed in the quarter, and we expect the two California acquisitions to close late in the third quarter. In addition to this approximately $32 million of annualized revenue in predominately franchised markets, we have either signed or closed an additional seven acquisitions in the second quarter with annual revenue totaling approximately $7 million. Together this represents approximately $39 million, or 65%, of our original target of $60 million of acquired annualized revenue for the year with half of the year still ahead of us. We remain comfortable with our acquisition target for the year."
    Waste Connections will be hosting a conference call related to second quarter earnings on July 23rd at 8:30 A.M. Eastern Time. We will be broadcasting our quarterly conference call live over the Internet at www.streetevents.com and through a link on our web site at www.wasteconnections.com. A playback of the call will be available at both of these sites.
    Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western, Midwestern, Southwestern and Southeastern U.S. The Company serves more than one million commercial, industrial and residential customers. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California. For more information, visit the Waste Connections web site at www.wasteconnections.com.
    Based upon recent SEC guidance regarding non-GAAP financial measures, Waste Connections will no longer use the acronym previously referred to as "EBITDA" and instead will now use the phrase "operating income before depreciation and amortization." This is a change in name only. The Company has not changed the method it uses to calculate this financial measure. Operating income before depreciation and amortization and free cash flow, each a non-GAAP financial measure, are provided supplementally in the accompanying Non-GAAP Reconciliation Schedule because they are widely used by investors for valuation and financial performance measures in the solid waste industry. These measures should be used in conjunction with GAAP financial measures. Management uses operating income before depreciation and amortization and free cash flow as two of the principal measures to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate operating income before depreciation and amortization and free cash flow differently. Copies of financial literature, including this release, are available on the Waste Connections web site at www.wasteconnections.com or through contacting us directly at (916) 608-8200.

    Certain statements contained in this press release are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. Waste Connections' business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may materially differ from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) competition or unfavorable industry conditions could lead to a decrease in demand for the Company's services and to a decline in prices realized by the Company for its services, (2) the Company depends in part on acquisitions for growth, it may be required to pay increased prices for acquisitions, and it may experience difficulty in integrating and deriving synergies from acquisitions, or finding acquisition targets suitable to its growth strategy. (3) the Company may not always have access to the additional capital that it may require for its growth strategy or its cost of capital may increase, (4) governmental regulations may require increased capital expenditures or otherwise affect the Company's business, (5) companies that Waste Connections acquires could have undiscovered liabilities, (6) large, long-term collection contracts on which the Company depends may not be replaced when they expire or are terminated, and (7) the Company is highly dependent on the services of senior management, who would be difficult or impossible to replace. These risks and uncertainties, as well as others, are discussed in greater detail in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q. There may be additional risks that the Company does not presently know or that it currently believes are immaterial which could have an adverse impact on its business. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.



                        WASTE CONNECTIONS, INC.
                   CONSOLIDATED STATEMENTS OF INCOME
           THREE AND SIX MONTHS ENDED JUNE 30, 2002 AND 2003
                              (Unaudited)
          (in thousands, except share and per share amounts)

                         Three months ended       Six months ended
                              June 30,                June 30,
                       -----------------------------------------------
                           2002        2003        2002        2003
                       ----------- ----------- ----------- -----------

Revenues                 $128,091    $138,883    $233,833    $267,337
Operating expenses:
 Cost of operations        72,174      77,427     131,489     149,248
 Selling, general and
  administrative           12,465      13,179      21,855      26,060
 Depreciation and
  amortization             10,085      11,282      18,113      21,862
                       ----------- ----------- ----------- -----------
Operating income           33,367      36,995      62,376      70,167

Interest expense           (7,769)     (7,786)    (15,138)    (15,836)
Minority interests         (2,470)     (2,593)     (4,236)     (4,875)
Other income (expense),
 net                         (181)       (205)       (581)       (167)
                       ----------- ----------- ----------- -----------
Income before income
 tax provision and
 cumulative effect of
 change in accounting
 principle                 22,947      26,411      42,421      49,289

Income tax provision       (8,605)     (9,772)    (15,908)    (18,237)
                       ----------- ----------- ----------- -----------
Income before
 cumulative effect of
 change in accounting
 principle                 14,342      16,639      26,513      31,052

Cumulative effect of
 change in accounting
 principle, net of
 tax expense of $166           --          --          --         282
                       ----------- ----------- ----------- -----------

Net income             $   14,342  $   16,639  $   26,513  $   31,334
                       =========== =========== =========== ===========
Basic earnings per
 common share:
  Income before
   cumulative effect
   of change in
   accounting
   principle           $     0.52  $     0.59  $     0.96  $     1.10
  Cumulative effect
   of change in
   accounting
   principle                   --          --          --         .01
                       ----------- ----------- ----------- -----------
  Net income per
   common share        $     0.52  $     0.59  $     0.96  $     1.11
                       =========== =========== =========== ===========

Diluted earnings per
 common share(a):
  Income before
   cumulative effect
   of change in
   accounting
   principle           $     0.49  $     0.55  $     0.91  $     1.04
  Cumulative effect
   of change in
   accounting
   principle                   --          --          --         .01
                       ----------- ----------- ----------- -----------
  Net income per
   common share        $     0.49  $     0.55  $     0.91  $     1.05
                       =========== =========== =========== ===========

Shares used in the per
 share calculations:
   Basic               27,723,136  28,265,001  27,676,913  28,173,817
                       =========== =========== =========== ===========
   Diluted             32,347,458  32,799,715  32,214,488  32,729,293
                       =========== =========== =========== ===========

Supplemental
 information:
Operating income before
 depreciation
 and amortization(b)   $   43,452  $   48,277  $   80,489  $   92,029

(a). Diluted earnings per share assumes conversion of the 5.5%
Convertible Subordinated Notes due 2006. The interest expense related to these notes, net of tax effects, for the three months ended June 30, 2002 and 2003 was $1,462 and $1,476, respectively, and for the six months ended June 30, 2002 and 2003 was $2,921 and $2,951, respectively.

(b). A non-GAAP measure; see accompanying Non-GAAP Reconciliation
Schedule.



                        WASTE CONNECTIONS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Unaudited)
          (in thousands, except share and per share amounts)

                                               December 31,  June 30,
                                                  2002        2003
                                               ----------- -----------
ASSETS
Current assets:
 Cash and equivalents                          $    4,067  $    6,000
 Accounts receivable, less allowance for
  doubtful accounts of $2,509 and $2,419
  at December 31, 2002
  and June 30, 2003, respectively                  63,488      65,961
 Prepaid expenses and other current assets          8,652       9,662
                                               ----------- -----------
    Total current assets                           76,207      81,623

Property and equipment, net                       578,040     579,550
Goodwill, net                                     548,975     555,931
Intangible assets, net                             33,498      39,019
Other assets, net                                  25,162      25,942
                                               ----------- -----------
                                               $1,261,882  $1,282,065
                                               ----------- -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                              $   30,688  $   33,982
 Accrued liabilities                               45,905      39,095
 Deferred revenue                                  19,016      21,757
 Current portion of long-term debt and
  notes payable                                     3,646       5,309
                                               ----------- -----------
    Total current liabilities                      99,255     100,143

Long-term debt and notes payable                  578,481     557,165
Other long-term liabilities                        14,813       6,485
Deferred income taxes                              94,543     103,661
                                               ----------- -----------
    Total liabilities                             787,092     767,454

Commitments and contingencies
Minority interests                                 23,078      23,347

Stockholders' equity:
Preferred stock: $0.01 par value; 7,500,000
 shares authorized;
 none issued and outstanding                           --          --
Common stock: $0.01 par value; 50,000,000
 shares authorized; 28,046,535 and
 28,392,522 shares issued and
 outstanding at December 31, 2002
 and June 30, 2003, respectively                      280         284
Additional paid-in capital                        332,705     339,637
Deferred stock compensation                          (775)       (605)
Retained earnings                                 123,498     154,832
Unrealized loss on market value of interest
 rate swaps                                        (3,996)     (2,884)
                                               ----------- -----------
    Total stockholders' equity                    451,712     491,264
                                               ----------- -----------
                                               $1,261,882  $1,282,065
                                               ----------- -----------



                        WASTE CONNECTIONS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                SIX MONTHS ENDED JUNE 30, 2002 AND 2003
                              (Unaudited)
                        (Dollars in thousands)

                                                    Six months ended
                                                          June 30,
                                                    ------------------
                                                       2002     2003
                                                    --------  --------
Cash flows from operating activities:
Net income                                           $26,513  $31,334
Adjustments to reconcile net income to
 net cash provided by operating activities:
  Loss (gain) on disposal of assets                      (45)     219
  Depreciation                                        17,317   21,198
  Amortization of intangibles                            796      664
  Deferred income taxes                                   --    9,118
  Minority interests                                   4,236    4,875
  Cumulative effect of change in accounting
   principle                                              --     (448)
  Amortization of debt issuance costs                  1,031    1,182
  Stock-based compensation                               679       55
  Interest income on restricted cash                    (361)    (189)
  Net change in operating assets and liabilities,
   net of acquisitions                                10,141    5,726
                                                     -------- --------
Net cash provided by operating activities             60,307   73,734
                                                     -------- --------

Cash flows from investing activities:
 Proceeds from disposal of assets                      1,875      526
 Payments for acquisitions, net of cash acquired    (100,511) (21,074)
 Capital expenditures for property and equipment     (24,929) (30,772)
 Decrease in other assets                               (750)  (1,719)
                                                     -------- --------
Net cash used in investing activities               (124,315) (53,039)
                                                     -------- --------
Cash flows from financing activities:
 Proceeds from long-term debt                        300,000   27,000
 Principal payments on notes payable and long-
  term debt                                         (233,181) (48,153)
 Distributions to minority interest holders           (4,165)  (4,606)
 Proceeds from option and warrant exercises            5,604    7,050
 Debt issuance costs                                  (6,378)     (53)
                                                     -------- --------
Net cash provided by (used in) financing activities   61,880  (18,762)
                                                     -------- --------

Net increase (decrease) in cash and equivalents       (2,128)   1,933
Cash and equivalents at beginning of period            7,279    4,067
                                                     -------- --------
Cash and equivalents at end of period                $ 5,151  $ 6,000
                                                     -------- --------



                         ADDITIONAL STATISTICS
                   THREE MONTHS ENDED JUNE 30, 2003
                        (Dollars in thousands)

Internal Growth

The following table reflects revenue growth for operations owned for at least 12 months:

    Price                         2.0%
    Volume                      (2.2%)
    Recycling                     0.4%
                              ---------
    Total                         0.2%


Adjusted internal growth: adjusted for the loss of revenue from Waste Management, Inc.'s volume at the Wichita transfer station:


    Price                         2.0%
    Volume                      (1.2%)
    Recycling                     0.4%
                              ---------
    Total                         1.2%


Tonnage Growth

The following table reflects the change in disposal tonnage that the Company received at all of its landfills either owned or operated for at least 12 months:

                               % change
                             in tonnage
                             ----------
    MSW                            0.5%
    C&D                            9.2%
    Special waste               (38.4%)



Uneliminated Revenue Breakdown:

    Collection               $105,002       65.3%
    Disposal and Transfer      50,092       31.2%
    Recycling and Other         5,668        3.5%
                             --------------------
    Total                    $160,762      100.0%

    Inter-company
     elimination             $ 21,879


Days Sales Outstanding:  42.7

Internalization:         62.3%

Other Cash Flow Items:

    Cash Interest Paid: $9,127
    Cash Taxes Paid:    $4,590

Debt to Capitalization:  53.4%

Total Debt divided by Total Debt plus Total Stockholders' Equity:
(557,165 + 5,309) / (557,165 + 5,309 + 491,264) = 53.4%



                   NON-GAAP RECONCILIATION SCHEDULE
                   THREE MONTHS ENDED JUNE 30, 2003
                        (Dollars in thousands)

Based upon recent SEC guidance regarding non-GAAP financial measures, Waste Connections will no longer use the acronym previously referred to as "EBITDA" and instead will now use the phrase "operating income before depreciation and amortization." This is a change in name only. The Company has not changed the method it uses to calculate this financial measure. Operating income before depreciation and amortization and free cash flow, each a non-GAAP financial measure, are provided supplementally because they are widely used by investors for valuation and financial performance measures in the solid waste industry. These measures should be used in conjunction with GAAP financial measures. Management uses operating income before depreciation and amortization and free cash flow as two of the principal measures to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate operating income before depreciation and amortization and free cash flow differently.

Operating income before depreciation and amortization reconciliation:

    Operating income                                    $36,995
    Depreciation and amortization                        11,282
                                                     -----------
    Operating income before depreciation and
     amortization                                       $48,277
                                                     -----------
    Operating income before depreciation and
     amortization as % Revenues                            34.8%


Free cash flow reconciliation:

    Net cash provided by operating activities           $37,565
    Plus proceeds from disposal of assets                   437
    Less: Capital expenditures                          (18,931)
    Less: Distributions to minority interest holders     (2,450)
                                                     -----------
    Free cash flow                                      $16,621
                                                     -----------

    Free cash flow as % Revenues                           12.0%




    CONTACT: Waste Connections, Inc.
             Worthing Jackman, 916/608-8266
             worthingj@wasteconnections.com